Exhibit 10.28

ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE AGREEMENT (this “Assignment”) is made effective as of the 1st day of June, 2012 (“Effective Date”), by and between WINDSOR PERMIAN LLC, a Delaware limited liability company (“Assignor”), DIAMONDBACK E&P LLC, a Delaware limited liability company (Assignee”), and CALIBER INVESTMENT GROUP LLC, A Delaware limited liability company (“Landlord”).

R E C I T A L S :

A. Assignor is presently the holder of the tenant’s interest under the provisions of that certain Office Lease Agreement by and between Landlord and Assignor, with effective date of January 1, 2012, pursuant to which Assignor is leasing from Landlord portions of Suite 300 on the third (3rd) floor of the office building located at 14301 Caliber Drive, Oklahoma City, County of Oklahoma, State of Oklahoma, known as One Caliber Park at Quail Springs (the Approximate Rentable Area in the Premises consists of 8,010 square feet) for the Lease Term commencing January 1, 2012, terminating on August 31, 2017, and in consideration of the rent and of the other terms and conditions set forth therein (“Lease”). A true and complete copy of the Lease and all Exhibits thereto is attached to this Assignment as Exhibit “A” hereto and by this reference made an integral part of this Assignment for all purposes. Capitalized terms used in this Assignment and not otherwise specifically defined herein shall have the same meanings ascribed to those terms in the Lease.

B. Assignor is desirous, as of the Effective Date, of assigning all of its right, title and interest in and to the Lease to Assignee provided Landlord consents to this Assignment and Assignee agrees to assume and be fully responsible for all of the obligations of the Assignor, as Tenant under the Lease, from and after the Effective Date. Assignee is willing to accept Assignor’s assignment to it of the Lease and to assume all of the Tenant’s obligations under the Lease from and after the Effective Date for the remainder of the Lease Term.

C. Landlord is willing to enter into this Assignment to grant its prior written consent to Assignor’s assignment of the Lease to Assignee, as provided in Section 13A of the Lease.

D. Accordingly, Assignor, Assignee and Landlord are desirous of executing and entering into this Assignment in order to evidence and accomplish the purposes set forth in the above Recitals as of the Effective Date.

NOW, THEREFORE, for and in consideration of the foregoing Recitals, and the mutual covenants contained herein, and for such other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby expressly acknowledged by each of Assignor, Assignee, and Landlord, and intending to be legally bound hereby, Assignor, Assignee, and Landlord do hereby specifically covenant and agree as follows:

AGREEMENT

1. Recitals.

The above and foregoing Recitals are made an integral part of this Assignment and the parties hereto do hereby expressly acknowledge and agree that this Assignment is intended to effect the purposes of those Recitals.

2. Assignment.

Assignor hereby assigns, conveys, transfers and sets over unto Assignee, all of Assignor’s right, title and interest, as Tenant, in, to and under the Lease, expressly subject to the rights and privileges of the Landlord under the Lease. Assignor represents and warrants to Assignee that Assignor’s right, title and interest in and to the Lease is free of any and all liens, charges, or encumbrances of any kind or nature whatsoever and that Assignor has not previously assigned, transferred or conveyed any part or all of its right, title or interest under the Lease to any other person.

3. Assumption.

Assignee hereby assumes and agrees to pay, perform, fulfill and comply with all covenants and obligations (including, without limitation, all rent covenants) to be paid, performed, fulfilled or complied with by the Tenant under the Lease arising from and after the Effective Date of this Assignment.

4. Liability.

(a) It is specifically agreed between Assignor and Assignee that Assignee shall be responsible to the Landlord under the Lease for the discharge and performance of any and all duties and obligations to be performed and/or discharged by the Tenant under the Lease arising from and after (but not prior to) the Effective Date of this Assignment. By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to save, defend, indemnify and hold harmless Assignor from and against any and all demands, claims, causes of action, actions, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and court costs) arising or accruing as a result of Assignee’s failure to discharge or perform any and all duties and obligations to be performed and/or discharged by the Tenant under the Lease arising from and after (but not prior to) the Effective Date of this Assignment, including, without limitation, claims of the Landlord, contractors, other business invitees, licensees and tort claimants or indemnity claims, arising from and after (but not prior to) the Effective Date of this Assignment.

(b) It is specifically agreed between Assignor and Assignee that Assignor shall remain fully liable to the Landlord for the performance of all of the terms, covenants and conditions to be performed and/or discharged by the Tenant under the Lease arising prior to (but not from and after) the Effective Date of this Assignment, and Assignor hereby agrees to save, defend, indemnify and hold harmless Assignee from and against any and all demands, claims, causes of action, actions, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and court costs) arising or accruing as a result of Assignor’s failure to discharge or perform the terms, covenants and conditions to be performed and/or discharged by the Tenant under the Lease arising prior to (but not from and after) the Effective Date hereof, including without limitation, claims of the Landlord, contractors, other business invitees, licensees, tort claimants, and pursuant to any indemnification obligations arising prior to (but not from and after) the Effective Date of this Assignment.

5. Landlord’s Consent to Assignment and Release of Assignor from the Tenant’s Obligations Under the Lease From and After the Effective Date.

Landlord, by its execution below, hereby expressly consents to the assignment of the Lease by Assignor to Assignee, and the assumption by Assignee of the Tenant’s interest in the Lease, as set forth in Sections 2 and 3 of this Assignment, above. Further, Landlord hereby expressly releases Assignor from any and all covenants and obligations of the Tenant to be paid, performed, fulfilled or complied with by the Tenant under the Lease arising from and after the Effective Date of this Assignment. It is expressly provided, however, that:

(a) Such consent will not release Assignor from any obligations accruing or arising under the Lease prior to the Effective Date of this Assignment;

(b) The consent to this Assignment shall not be deemed to be consent by Landlord to any subsequent assignment, sublease, subcontract, license or other transfer of the Lease or any rights, responsibilities, obligations, interests or benefits thereunder, except as otherwise expressly provided by the terms of Section 13 of the Lease;

(c) This consent by the Landlord shall not be valid or effective unless and until this Assignment has been fully executed by Assignor, Assignee and the Landlord;

(d) This consent of the Landlord shall not be construed to modify, waive or affect any of the terms, conditions, provisions or agreements of the Lease, or any of the rights of the Landlord under Lease, or to enlarge or increase the obligations of the Landlord under the Lease as currently stated; and

(e) Under no circumstances shall Landlord be liable for any brokerage commission(s) or any other charge or expense in connection with this consent or this Assignment whatsoever. By their acceptance of this consent, Assignor and Assignee each hereby jointly and severally agree to indemnify, defend and hold Landlord harmless from and against the same, and against any cost or expense (including, but not limited to reasonable attorneys’ fees and court costs) incurred by Landlord in resisting any claim for any such brokerage commission.

6. Ratification and Confirmation.

Landlord hereby ratifies and confirms all of the terms, covenants and conditions of the Lease and acknowledges that the Lease shall continue to remain in full force and effect in all respects from and after the assignment of the Lease from Assignor to Assignee being effected by this Assignment. Assignor acknowledges and agrees that: (a) to its knowledge, Landlord is not in default of any of its obligations or requirements under the Lease whatsoever, and (b) Assignor has no offset, claim, recoupment, or defense against the payment of rent and other sums due and owing under the Lease and/or the performance of all of its obligations as Tenant under the Lease. Landlord acknowledges and agrees that, to its knowledge, Tenant is not in default of any of its obligations under the Lease prior to the Effective Date of this Assignment.

7. Miscellaneous.

(a) Authority. Each party to this Assignment represents and warrants to the other parties to this Assignment that it is duly authorized to enter into this Assignment and/or to execute the applicable assignment, assumption and/or consent provisions set forth herein and perform its respective obligations hereunder without the consent or approval of any other person or party, and that the person signing this Assignment on its respective behalf is duly authorized to sign on behalf of such party.

(b) Disclaimer. The transfer and assignment set forth herein is made by Assignor without any express or implied representation or warranty of any kind or nature, except as expressly set forth in this Assignment.

(c) No Third Party Beneficiaries. Nothing in this Assignment, express or implied, is intended or shall be construed to confer upon, or give to, any person, corporation or other entity, other than the named parties to this Assignment, any rights, remedies, obligations or liabilities.

(d) Binding Effect and Interpretation. This Assignment shall be binding upon and inure to the benefit of the Assignor, the Assignee and the Landlord, and their respective successors and permitted assigns. Assignor, Assignee, and Landlord understand, agree and acknowledge that (i) this Assignment has been freely negotiated by all of the parties hereto; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Assignment, or any of its terms or conditions, there shall not be any inference, presumption or conclusion drawn whatsoever against any party by virtue of that party having drafted this Assignment, or any portion thereof.

(e) Counterparts. This Assignment may executed in two or more counterparts, each of which shall be deemed an original copy, and all of which together will constitute one and the same instrument.

(f) Entire Agreement. This Assignment represents the entire understanding and agreement between the Assignor, Assignee and the Landlord with respect to the subject matter hereof, and no amendment or modification of this Assignment shall be effective unless it is set forth in a writing specifically stating that it is intended to be an amendment hereof, specifying what provision hereof is being amended thereby, and signed by each of the Assignor, Assignee and the Landlord.

(g) Severability. If any term or provision of this Assignment is invalid, illegal, or incapable of being enforced by virtue of any federal or state law, or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect so long as the legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any of the parties to this Assignment. Upon such determination that any such term or provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor, Assignee and Landlord have each caused this Assignment to be duly executed by their respective authorized representatives as of the date first written above.

ASSIGNOR:	WINDSOR PERMIAN LLC A Delaware limited liability company

	By:	/s/ Tracy Dick
Name: Tracy Dick Title: Chief Financial Officer

ASSIGNEE:	DIAMONDBACK E&P LLC
a Delaware limited liability company

	By:	/s/ Tracy Dick
Name: Tracy Dick Title: Chief Financial Officer

LANDLORD:	CALIBER INVESTMENT GROUP LLC
a Delaware limited liability company

	By:	/s/ Matt Austin
Name: Matt Austin Title: Vice President

ACKNOWLEDGMENTS

STATE OF OKLAHOMA	)
	)	:ss
COUNTY OF OKLAHOMA	)

Before me, the undersigned, a Notary Public in and for said County and State on this 8th day of June, 2012, personally appeared Tracy Dick, to me known to be the identical person who executed the name of the maker thereof to the within and foregoing instrument as Chief Financial Officer of Windsor Permian LLC, a Delaware limited liability company, and acknowledged to me that she executed the same as the free and voluntary act and deed of said limited liability company, on behalf of the limited liability company, for the uses and purposes therein set forth.

Given under my hand seal the date and year last above written.

(SEAL)	/s/ Kimberly L. Swan
Notary Public
My Commission expires: 6/18/12	Commission No. 08006302

STATE OF OKLAHOMA	)
	)	:ss
COUNTY OF OKLAHOMA	)

Before me, the undersigned, a Notary Public in and for said County and State on this 8th day of June, 2012, personally appeared Tracy Dick, to me known to be the identical person who executed the name of the maker thereof to the within and foregoing instrument as Chief Financial Officer of Diamondback E&P LLC, a Delaware limited liability company, and acknowledged to me that she executed the same as the free and voluntary act and deed of said limited liability company, by and on behalf of the limited liability company, for the uses and purposes therein set forth.

Given under my hand seal the date and year last above written.

(SEAL)	/s/ Kimberly L. Swan
Notary Public
My Commission expires: 6/18/12	Commission No. 08006302

STATE OF OKLAHOMA	)
	)	:ss
COUNTY OF OKLAHOMA	)

Before me, the undersigned, a Notary Public in and for said County and State on this 8th day of June, 2012, personally appeared Matt Austin, to me known to be the identical person who executed the name of the maker thereof to the within and foregoing instrument as Vice President of Caliber Investment Group LLC, a Delaware limited liability company, and acknowledged to me that he executed the same as the free and voluntary act and deed of said limited liability company, on behalf of the limited liability company, for the uses and purposes therein set forth.

Given under my hand seal the date and year last above written.

(SEAL)	/s/ Kimberly L. Swan
Notary Public
My Commission expires: 6/18/12	Commission No. 08006302